Code of Ethics
Background
In accordance with SEC regulations, ROC has adopted a code of ethics to:
•    Set forth standards of conduct expected of all supervised persons (including compliance with federal securities laws);
•    Safeguard material non-public information about client transactions; and
•    Require access persons to report their personal securities transactions. In addition, the activities of an investment adviser and its personnel must comply with the broad antifraud provisions of Section 206 of the Advisers Act.
Introduction
As an investment advisory firm, ROC has a fiduciary duty to its clients. ROC's clients deserve undivided loyalty and effort, and their interests come first. ROC has an obligation to act in a manner consistent with its fiduciary duty and to implement policies and procedures designed in an effort to ensure that employees do not take inappropriate advantage of their positions and the access to information obtained in their positions.
ROC holds its employees accountable for adhering to and advocating the following general standards to the best of their knowledge and ability:
•    Employees must always place the interest of the clients first and never benefit personally at the expense of advisory clients;
•    Employees must always act in an honest and ethical manner, including in connection with the handling and avoiding actual or potential conflicts of interest between personal and professional relationships;
•    Employees must always maintain the confidentiality of information concerning the identity of security holdings and financial circumstances of clients;
•    Employees must at all times comply with applicable laws, rules and regulations of federal, state and local governments and other applicable regulatory agencies; and
•    Employees must proactively promote ethical and honest behavior within ROC including, by promptly reporting violations of, and being accountable for adherence to, this Code of Ethics.
Failure to comply with ROC's Code of Ethics may result in disciplinary action, up to and including termination of employment.
Risks & Conflicts of Interest
ROC has a duty of care, loyalty, honesty, and good faith to act in the best interest of its clients. A conflict of interest may arise if an employee's personal interest interferes, or appears to interfere, with the interests of ROC or its clients. A conflict of interest can arise whenever an employee takes action or has an interest that makes it difficult for him or her to perform his or her duties and responsibilities for ROC honestly, objectively and effectively.
While it is impossible to describe all of the possible circumstances under which a conflict of interest may arise, listed below are situations that most likely could result in a conflict of interest and that are prohibited under this Code of Ethics:

•    Access Person engages in various personal trading practices that wrongly make use of NonPublic Information resulting in harm to clients or unjust enrichment to access persons. (These practices include trading ahead of clients and passing Non-Public Information on to spouses and other persons over whose accounts the access person has control.)
•    Access Persons are able to cherry-pick clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in clients' accounts
•    One or more employees engage in an excessive volume of personal trading that detracts from their ability to perform services for clients
•    Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments or early-stage investments) from individuals seeking to do business with ROC
•    The personal trading of employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act
•    Access Persons are not aware of what constitutes insider information
•    Employees serve as trustees and/ or directors of outside organizations. (This could present conflict in a number of ways; for example, if ROC wants to recommend the organization for investment or if the organization is one of its service providers.)
•    Addressing any actual or perceived conflicts of interests due to personal or professional relationships with any Employees of ROC.
Investment personnel are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the CCO. If the CCO deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.
Compliance Procedures
Compliance With Laws and Regulations
Supervised persons must comply with applicable state and federal securities laws. Specifically, supervised persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:
•    To defraud such client in any manner;
•    To mislead such client, including making any statement that omits material facts;
•    To engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon such client;
•    To engage in any manipulative practice with respect to such client; or
•    To engage in any manipulative practice with respect to securities, including price manipulation.
Insider Trading
“Insider trading” refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information about the security. The SEC defines information as material if “there is a substantial likelihood that a reasonable shareholder would consider it important in making an investment decision.” Information is non-public if it has not been disseminated in a manner making it available to investors generally.
ROC strictly prohibits trading personally or on the behalf of others, directly or indirectly, based on the use of material, non-public or confidential information. ROC additionally prohibits the communicating of material non-public information to others in violation of the law. Employees who are aware of the misuse of material non-public information should report such to the CCO. This policy applies to all of ROC's employees and associated persons without exception.
Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, Non-Public Information by such investment adviser or any person associated with such investment adviser.
This policy covers all Employees, as well as any transactions in any securities, participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.
Material Information
Individuals may not be held liable for trading on inside information unless the information is Material Information. Advance knowledge of the following types of information would be included as Material Information:
•    Dividend or earnings announcements
•    Write-downs or write-offs of assets
•    Additions to reserves for bad debts or contingent liabilities
•    Expansion or curtailment of company or major division operations
•    Merger, joint venture announcements
•    New product/ service announcements
•    Discovery or research developments
•    Criminal, civil and government investigations and indictments
•    Pending labor disputes
•    Debt service or liquidity problems
•    Bankruptcy or insolvency problems
•    Tender offers, stock repurchase plans, etc.
•    Recapitalization
Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities, and options.
Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.
Non-Public Information
In order for issues concerning Insider Trading to arise, information must not only be material but also Non-Public. Once material, Non-Public Information has been effectively distributed to the investing public, it is no longer classified as material, Non-Public Information. However, the distribution of Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, but there must also be adequate time for the public to receive and digest the information. Lastly, Non-Public Information does not change to public information solely by selective dissemination.
Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.
The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, Non-Public Information by happenstance, at social gatherings, by overhearing conversations, etc.
Prohibited Activities
Political and Charitable Contributions
Supervised persons that may make political contributions, in cash or services, must report each such contribution to the CCO who will compile and report thereon as required under relevant regulations. Supervised persons are prohibited from considering the adviser's current or anticipated business relationships as a factor in soliciting political or charitable donations. For further details regarding restrictions or reporting requirements related to political contributions, refer to the Government Entity Clients Policy.
Gifts and Entertainment
Supervised persons shall not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, supervised persons shall not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the supervised person.
No supervised person may receive any gift, service, or other thing of more than de minimis value from any person or entity that does business with or on behalf of the adviser without written pre-approval by the CCO. No supervised person may give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without written pre-approval by the CCO. The annual receipt of gifts from the same source valued at $100 or less shall be considered de minimis. Additionally, the receipt of an occasional dinner, a ticket to a sporting event or the theater, or comparable entertainment also shall be considered to be of de minimis value if the person or entity providing the entertainment is present.
All gifts, given and received, that are not considered to be de minimis must be reported to the CCO. The CCO will maintain a record of gifts given and received.
No supervised person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the adviser.
Bribes and kickbacks are criminal acts, strictly prohibited by law. Supervised persons must not offer, give, solicit or receive any form of bribe or kickback.
Service on Board of Directors Supervised persons shall not serve on the board of directors of publicly traded companies absent prior authorization by the CCO. Any such approval may only be made if it is determined that such board service will be consistent with the interests of ROC and its clients, and that such person serving as a director will be isolated from those making investment decisions with respect to such company by appropriate procedures. A director of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director.
Selective Disclosure
Employees must never disclose proposed/pending trades to any client or another individual/entity outside of ROC. Additionally, Employees must be careful when disclosing the composition of Clients' portfolios without obtaining consent from the CCO. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of ROC's fiduciary duty to clients. Selectively disclosing the portfolio holdings of a client's portfolio to certain Investors/ outside parties may also be viewed as ROC engaging in a practice of favoritism. Including information regarding clients' portfolio holdings in marketing materials and our website is subject to the CCO's approval in accordance with our Marketing policy and procedures. All inquiries that are received by Employees to disclose portfolio holdings must be immediately reported to the CCO. In determining whether or not to approve the dissemination of holdings information, the CCO will consider, among other things, how current the holdings information is and the Strategic Trust disclosure policy.
Diversion of Firm Business or Investment Opportunity
No Employee may use ROC's property or information for personal gain. No Employee may receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with ROC and where he or she knows ROC participated or has an interest, without disclosing in writing all necessary facts to the CCO and obtaining written authorization to participate from the CCO.
Dealings with Government & Industry Regulators ROC's policy forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.
It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.
Confidentiality
Supervised persons shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information, except when they are authorized or legally obliged to disclose the information. They may not use confidential information acquired in the course of their work for their personal advantage. Supervised persons must keep information about clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings, and advice furnished to the client by the firm.

Personal Trading Policy
Employees may not purchase or sell any security in which the employee has beneficial ownership unless the transaction occurs in an exempted security, or the employee has complied with applicable pre-clearance and disclosure policies set forth within this section.
Pre-clearance
Employees are required to submit a written pre-clearance request to the CCO when:
•    buying or selling securities for their personal accounts that ROC also recommends to clients;
•    purchasing securities on margin;
•    selling any security short in their own accounts that is owned by any client of the firm, except for short sales “against the box”;
•    acquiring, directly or indirectly, beneficial ownership in any securities in an Initial Public Offering; or
•    acquiring, directly or indirectly, beneficial ownership in any securities in a Limited or Private Offering. Additionally, investment personnel are required to disclose their investment in a Limited or Private Offering to any client who is considering an investment in the issuer of the same Limited or Private Offering.
Blackout Periods
From time to time, employees may buy or sell securities for themselves at or around the same time as clients. This may provide an opportunity for employees to buy or sell securities before or after recommending securities to clients resulting in representatives profiting off the recommendations they provide to clients. Such transactions may create a conflict of interest. When similar securities are being bought or sold, employees will either transact clients' transactions before their own, will transact alongside clients' transactions in block trades, or will be directed to wait until all client trades in a particular security are completed prior to transacting in the same security in their personal accounts.
For any activity where it is indicated in the Code of Ethics that pre-clearance is required, the following procedure must be followed:
•    Pre-clearance requests must be submitted by the requesting supervised person to the CCO in writing. The request must describe in detail what is being requested and any relevant information about the proposed activity;
•    The CCO will respond in writing to the request as quickly as is practical, either giving an approval or declination of the request, or requesting additional information for clarification;
•    Pre-clearance authorizations expire 48 hours after the approval, unless otherwise noted by the CCO on the written authorization response; and
•    Records of pre-clearance requests and responses will be maintained by the CCO for monitoring purposes and ensuring that the Code of Ethics is followed.
Personal Securities Reporting and Monitoring
Reportable Securities
Reportable Securities include all Securities, whether publicly or privately traded, and any derivative thereof. Listed below are commonly traded securities considered Reportable Securities under the Code.
•    Any ETF(s) for which ROC acts as Advisor or Sub-Advisor
•    Stocks
•    Corporate Bonds
•    Municipal Bonds

•    REITs
•    Private Placements
•    Hedge Funds
•    Closed-end funds
•    UIT ETF Securities
Commodities, futures, and options traded on a commodities exchange, including currency futures are not considered securities. However, any derivative on any Reportable Security shall be considered a Reportable Security.
Exempt Securities
Employees are required to provide initial and periodic reports (See Reporting section below) in any security (i.e., a Reportable Security), except for the following:
•    Open End ETF Securities other than those for which ROC acts as Advisor or Sub-Advisor
•    Shares issued by open-end funds other than mutual funds sub-advised by ROC
•    Direct obligations of the Government of the United States
•    Bankers' acceptances, bank certificates of deposit, commercial paper and high-quality shortterm debt instruments, including repurchase agreements
•    Shares issued by money market funds
•    Interests in 529 college savings plans
•    Shares issued by unit investment trusts that are invested exclusively in one or more openend funds, none of which are ROC Funds
Securities Holding Record
Every access person shall, no later than ten (10) days after the person becomes an access person and annually thereafter, file a Securities Holding Record containing the following information:
•    The title, exchange ticker symbol or CUSIP number (when available), type of security, number of shares and principal amount of each Reportable Security in which the access person has any direct or indirect beneficial ownership when the person becomes an access person;
•    The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and
•    The date that the report was submitted by the access person.
Securities Transaction Record
Every access person shall, no later than thirty (30) days after the end of calendar quarter, file a Securities Transaction Record containing the following information:
•    For each transaction involving a Reportable Security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial interest, the access person must provide the date of the transaction, the name of the security, number of shares and principal amount of each involved in the transaction;
•    The nature of the transaction (e.g., purchase, sale);
•    The price of the security at which the transaction was effected;
•    The name of any broker, dealer or bank with or through the transaction was effected; and
•    The date that the report was submitted by the access person.

Access persons may use duplicate brokerage confirmations and account statements in lieu of submitting quarterly transaction reports, provided that the required information is contained in those confirmations and statements.
Report Confidentiality
Holding and transaction reports will be held strictly confidential, except to the extent necessary to implement and enforce the provisions of the Code of Ethics or to comply with requests for information from regulatory or governmental agencies.
Exceptions to Reporting Requirements
Access persons do not need to submit:
•    Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control;
•    A transaction report with respect to transactions effected pursuant to an automatic investment plan; or
•    A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the firm holds in its records so long as it receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.
Trading and Review of Personal Securities
ROC strictly forbids Employees from Front-Running client accounts, which is a practice generally understood to be Employees personally trading ahead of a pending Client transaction. The CCO will monitor Employees' investment patterns to detect these abuses.
Employee trading activity will be reviewed by the CCO against the firms' trading activity to identify any abuses. In addition, ROC may question, though does not prohibit, trading activity reported by Employees in a security purchased for clients of ROC or held by a ROC Fund.
The reason for the post-transaction review process is to ensure that ROC has developed procedures to supervise the activities of its associated persons and to ensure Employees are not benefiting from their employment at ROC. The comparison of Employee trades to those of Clients will identify potential conflicts of interest or the appearance of a potential conflict. Initially, all Access Persons trades will be reviewed by the CCO to address any actual or perceived conflict of interests.
If it is discovered that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO to review the facts surrounding the transaction(s). If the CCO has concerns regarding an Employee's activity as it pertains to any ROC ETF, they may also notify the Fund's Trust CCO if deemed appropriate.
Employees are strictly prohibited from market timing (short-term trading) in shares of any ETFs, including any ETF for which ROC acts as an Advisor or Sub-Advisor. Any ETF managed by ROC is a Reportable Security and Employees must disclose all transactions of any ETF managed by ROC.
Reporting Violations and Remedial Actions
ROC takes the potential for conflicts of interest caused by personal investing very seriously. As such, all Employees are required to promptly report any violations of the Code of Ethics to the CCO, and to fully cooperate with all investigations. Any reported violations will be treated confidentially and will be free from retaliation.

ROC is aware of the potential matters that may arise as a result of this requirement and shall take action against any employee that seeks retaliation against another for reporting violations of the Code of Ethics.
If any violation of our Personal Trading Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as they deem appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, disgorgement of profits in excess of the execution price received by the client, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/ or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate. The Adviser CCO shall notify the Fund CCO as it relates to any violations, or perceived violations, that have occurred related to Access Persons personal trading accounts in order to address any actual or perceived conflicts of interest.
Small Advisers
If at any time ROC only has one access person, the person will not be required to submit reports but will maintain records of all holdings and transactions. It is assumed that all trades by the sole access person are reviewed as the trades are entered.
Certification of Compliance
Initial Certification
The firm is required to provide supervised persons with a copy of this Code of Ethics. Supervised persons are to certify in writing via an Attestation Statement (see Appendix 1) that they have: (a) received a copy of this Code of Ethics; (b) read and understand all provisions of this Code of Ethics; and (c) agreed to comply with the terms of this Code of Ethics.
Acknowledgement of Amendments
The firm must provide supervised persons with any amendments to this Code of Ethics and supervised persons must submit a written acknowledgement that they have received, read, and understood the amendments to this Code of Ethics.
Annual Certification
Supervised persons must annually certify via an Attestation Statement that they have read, understood, and complied with this Code of Ethics and that the supervised person has made the reports required by this Code of Ethics and has not engaged in any prohibited conduct.
The CCO shall maintain records of these certifications. A template for a ROC supervised person's Attestation Statement is included as Appendix 1.
Reporting Violations and Whistleblower Provisions
Supervised persons must report violations of the firm's Code of Ethics promptly to the CCO. If the CCO is involved in the violation or is unreachable, supervised persons may report directly to the CCO's supervisor or other firm principal. Reports of violations will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Persons may report violations of the

Code of Ethics on an anonymous basis. Examples of violations that must be reported include, but are not limited to:
•    Noncompliance with applicable laws, rules, and regulations;
•    Fraud or illegal acts involving any aspect of the firm's business;
•    Material misstatements in regulatory filings, internal books and records, clients' records or reports;
•    Activity that is harmful to clients, including fund shareholders;
•    Deviations from required controls and procedures that safeguard clients and the firm; and
•    Violations of the firm's Code of Ethics.
No retribution will be taken against a supervised person for reporting, in good faith, a violation or suspected violation of this Code of Ethics. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code of Ethics.
Upon receiving a whistleblower report, the CCO is responsible for initiating, monitoring, documenting, investigating and issuing a written summary to the whistleblower, and managing any necessary corrective action. At the CCO's discretion, third-party resources may be used to assist in this process. All documents related to whistleblower reports will be maintained by the CCO.
For the avoidance of doubt, nothing contained in this Manual, whether a process, procedure, policy or requirement, including those related to confidentiality of certain information, shall supersede any rights of communication, incentive or otherwise employees may have under Rule 21F-17(a) of the Securities Exchange Act of 1934, as amended, which provides employees with the ability to file statements with federal, state or local government agencies or commission (each, a “government agency"), to participate in any investigation or proceeding that may be conducted by any government agency, and to provide documents or information (including those containing confidential information), without notice to ROC and without limitations on the right to receive a reward for providing information to government agencies.
Chief Compliance Officer Duties
Training and Education
CCO shall be responsible for training and educating supervised persons regarding this Code of Ethics. Training will occur periodically as needed and supervised persons are required to attend any training sessions or read any applicable materials.
Recordkeeping
CCO shall seek to ensure that ROC maintains the following records in a readily accessible place:
•    A copy of each Code of Ethics that has been in effect at any time during the past five years;
•    A record of any violation of the Code of Ethics and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
•    A record of written acknowledgements and/ or attestation statements of receipt of the Code of Ethics and amendments for each person who is currently, or within the past five years was, a supervised person. These records must be kept for five years after the individual ceases to be a supervised person of the firm;
•    Holdings and transactions reports made pursuant to the code, including any brokerage confirmation and account statements made in lieu of these reports;
•    A list of the names of persons who are currently, or within the past five years were, access and/ or supervised persons;

•    A record of any decision and supporting reasons for approving the acquisition of securities by access or supervised persons in initial public offerings and limited offerings for at least five years after the end of the fiscal year in which approval was granted;
•    A record of any decisions that grant employees or access or supervised persons a waiver from or exception to the Code of Ethics.
Annual Review
CCO shall review at least annually the adequacy of this Code of Ethics and the effectiveness of its implementation and make any changes needed.
Sanctions
Any violations discovered by or reported to the CCO shall be reviewed and investigated promptly, and reported through the CCO to the supervisor or other firm principal. Such report shall include the corrective action taken and any recommendation for disciplinary action deemed appropriate by the CCO. Such recommendation shall be based on, among other things, the severity of the infraction, whether it is a first or repeat offense, and whether it is part of a pattern of disregard for the letter and intent of this Code of Ethics. Upon recommendation of the CCO, the supervisor may impose such sanctions for violation of this Code of Ethics as it deems appropriate, including, but not limited to:
•    Letter of censure;
•    Suspension or termination of employment;
•    Reversal of a securities trade at the violator's expense and risk, including disgorgement of any profit; or
•    In serious cases, referral to law enforcement or regulatory authorities.

Code of Ethics
Background
In accordance with SEC regulations, ROC has adopted a code of ethics to:
•    Set forth standards of conduct expected of all supervised persons (including compliance with federal securities laws);
•    Safeguard material non-public information about client transactions; and
•    Require access persons to report their personal securities transactions. In addition, the activities of an investment adviser and its personnel must comply with the broad antifraud provisions of Section 206 of the Advisers Act.

Introduction
As an investment advisory firm, ROC has a fiduciary duty to its clients. ROC's clients deserve undivided loyalty and effort, and their interests come first. ROC has an obligation to act in a manner consistent with its fiduciary duty and to implement policies and procedures designed in an effort to ensure that employees do not take inappropriate advantage of their positions and the access to information obtained in their positions.
ROC holds its employees accountable for adhering to and advocating the following general standards to the best of their knowledge and ability:

•    Employees must always place the interest of the clients first and never benefit personally at the expense of advisory clients;
•    Employees must always act in an honest and ethical manner, including in connection with the handling and avoiding actual or potential conflicts of interest between personal and professional relationships;
•    Employees must always maintain the confidentiality of information concerning the identity of security holdings and financial circumstances of clients;
•    Employees must at all times comply with applicable laws, rules and regulations of federal, state and local governments and other applicable regulatory agencies; and
•    Employees must proactively promote ethical and honest behavior within ROC including, by promptly reporting violations of, and being accountable for adherence to, this Code of Ethics.
Failure to comply with ROC's Code of Ethics may result in disciplinary action, up to and including termination of employment.

Risks & Conflicts of Interest
ROC has a duty of care, loyalty, honesty, and good faith to act in the best interest of its clients. A conflict of interest may arise if an employee's personal interest interferes, or appears to interfere, with the interests of ROC or its clients. A conflict of interest can arise whenever an employee takes action or has an interest that makes it difficult for him or her to perform his or her duties and responsibilities for ROC honestly, objectively and effectively.
While it is impossible to describe all of the possible circumstances under which a conflict of interest may arise, listed below are situations that most likely could result in a conflict of interest and that are prohibited under this Code of Ethics:
•    Access Person engages in various personal trading practices that wrongly make use of Non-Public Information resulting in harm to clients or unjust enrichment to access persons. (These practices include trading ahead of clients and passing Non-Public Information on to spouses and other persons over whose accounts the access person has control.)
•    Access Persons are able to cherry-pick clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in clients' accounts
•    One or more employees engage in an excessive volume of personal trading that detracts from their ability to perform services for clients
•    Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments or early-stage investments) from individuals seeking to do business with ROC
•    The personal trading of employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act
•    Access Persons are not aware of what constitutes insider information
•    Employees serve as trustees and/ or directors of outside organizations. (This could present conflict in a number of ways; for example, if ROC wants to recommend the organization for investment or if the organization is one of its service providers.)
•    Addressing any actual or perceived conflicts of interests due to personal or professional relationships with any Employees of ROC.
Investment personnel are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the CCO. If the CCO deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

Compliance Procedures
Compliance With Laws and Regulations

Supervised persons must comply with applicable state and federal securities laws. Specifically, supervised persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:
•    To defraud such client in any manner;
•    To mislead such client, including making any statement that omits material facts;
•    To engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon such client;
•    To engage in any manipulative practice with respect to such client; or
•    To engage in any manipulative practice with respect to securities, including price manipulation.

Insider Trading
“Insider trading” refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information about the security. The SEC defines information as material if “there is a substantial likelihood that a reasonable shareholder would consider it important in making an investment decision.” Information is non-public if it has not been disseminated in a manner making it available to investors generally.
ROC strictly prohibits trading personally or on the behalf of others, directly or indirectly, based on the use of material, non-public or confidential information. ROC additionally prohibits the communicating of material non-public information to others in violation of the law. Employees who are aware of the misuse of material non-public information should report such to the CCO. This policy applies to all of ROC's employees and associated persons without exception.
Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, Non-Public Information by such investment adviser or any person associated with such investment adviser.
This policy covers all Employees, as well as any transactions in any securities, participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.
Material Information
Individuals may not be held liable for trading on inside information unless the information is Material Information. Advance knowledge of the following types of information would be included as Material Information:
•    Dividend or earnings announcements
•    Write-downs or write-offs of assets
•    Additions to reserves for bad debts or contingent liabilities
•    Expansion or curtailment of company or major division operations
•    Merger, joint venture announcements
•    New product/ service announcements
•    Discovery or research developments
•    Criminal, civil and government investigations and indictments
•    Pending labor disputes
•    Debt service or liquidity problems
•    Bankruptcy or insolvency problems
•    Tender offers, stock repurchase plans, etc.

•    Recapitalization
Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities, and options.
Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.
Non-Public Information
In order for issues concerning Insider Trading to arise, information must not only be material but also Non-Public. Once material, Non-Public Information has been effectively distributed to the investing public, it is no longer classified as material, Non-Public Information. However, the distribution of Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, but there must also be adequate time for the public to receive and digest the information. Lastly, Non-Public Information does not change to public information solely by selective dissemination.
Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.
The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, Non-Public Information by happenstance, at social gatherings, by overhearing conversations, etc.

Prohibited Activities
Political and Charitable Contributions
Supervised persons that may make political contributions, in cash or services, must report each such contribution to the CCO who will compile and report thereon as required under relevant regulations. Supervised persons are prohibited from considering the adviser's current or anticipated business relationships as a factor in soliciting political or charitable donations. For further details regarding restrictions or reporting requirements related to political contributions, refer to the Government Entity Clients Policy.
Gifts and Entertainment
Supervised persons shall not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, supervised persons shall not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the supervised person.
No supervised person may receive any gift, service, or other thing of more than de minimis value from any person or entity that does business with or on behalf of the adviser without written pre-approval by the CCO. No supervised person may give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without written pre-approval by the CCO. The annual receipt of gifts from the same source valued at $100 or less shall be considered de minimis. Additionally, the receipt of an occasional dinner, a ticket to a sporting event or the theater, or comparable entertainment also shall be considered to be of de minimis value if the person or entity providing the entertainment is present.
All gifts, given and received, that are not considered to be de minimis must be reported to the CCO. The CCO will maintain a record of gifts given and received.

No supervised person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the adviser.
Bribes and kickbacks are criminal acts, strictly prohibited by law. Supervised persons must not offer, give, solicit or receive any form of bribe or kickback.
Service on Board of Directors
Supervised persons shall not serve on the board of directors of publicly traded companies absent prior authorization by the CCO. Any such approval may only be made if it is determined that such board service will be consistent with the interests of ROC and its clients, and that such person serving as a director will be isolated from those making investment decisions with respect to such company by appropriate procedures. A director of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director.
Selective Disclosure
Employees must never disclose proposed/pending trades to any client or another individual/entity outside of ROC. Additionally, Employees must be careful when disclosing the composition of Clients' portfolios without obtaining consent from the CCO. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of ROC's fiduciary duty to clients. Selectively disclosing the portfolio holdings of a client's portfolio to certain Investors/ outside parties may also be viewed as ROC engaging in a practice of favoritism. Including information regarding clients' portfolio holdings in marketing materials and our website is subject to the CCO's approval in accordance with our Marketing policy and procedures. All inquiries that are received by Employees to disclose portfolio holdings must be immediately reported to the CCO. In determining whether or not to approve the dissemination of holdings information, the CCO will consider, among other things, how current the holdings information is and the Strategic Trust disclosure policy.
Diversion of Firm Business or Investment Opportunity
No Employee may use ROC's property or information for personal gain. No Employee may receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with ROC and where he or she knows ROC participated or has an interest, without disclosing in writing all necessary facts to the CCO and obtaining written authorization to participate from the CCO.
Dealings with Government & Industry Regulators
ROC's policy forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.
It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.
Confidentiality
Supervised persons shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information, except when they are authorized or legally obliged to disclose the information. They may not use confidential information acquired in the course of their work for their personal advantage. Supervised persons must keep information about clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings, and advice furnished to the client by the firm.

Personal Trading Policy

Employees may not purchase or sell any security in which the employee has beneficial ownership unless the transaction occurs in an exempted security, or the employee has complied with applicable pre-clearance and disclosure policies set forth within this section.
Pre-clearance
Employees are required to submit a written pre-clearance request to the CCO when:
•    buying or selling securities for their personal accounts that ROC also recommends to clients;
•    purchasing securities on margin;
•    selling any security short in their own accounts that is owned by any client of the firm, except for short sales “against the box”;
•    acquiring, directly or indirectly, beneficial ownership in any securities in an Initial Public Offering; or
•    acquiring, directly or indirectly, beneficial ownership in any securities in a Limited or Private Offering. Additionally, investment personnel are required to disclose their investment in a Limited or Private Offering to any client who is considering an investment in the issuer of the same Limited or Private Offering.
Blackout Periods
From time to time, employees may buy or sell securities for themselves at or around the same time as clients. This may provide an opportunity for employees to buy or sell securities before or after recommending securities to clients resulting in representatives profiting off the recommendations they provide to clients. Such transactions may create a conflict of interest. When similar securities are being bought or sold, employees will either transact clients' transactions before their own, will transact alongside clients' transactions in block trades, or will be directed to wait until all client trades in a particular security are completed prior to transacting in the same security in their personal accounts.
For any activity where it is indicated in the Code of Ethics that pre-clearance is required, the following procedure must be followed:
•    Pre-clearance requests must be submitted by the requesting supervised person to the CCO in writing. The request must describe in detail what is being requested and any relevant information about the proposed activity;
•    The CCO will respond in writing to the request as quickly as is practical, either giving an approval or declination of the request, or requesting additional information for clarification;
•    Pre-clearance authorizations expire 48 hours after the approval, unless otherwise noted by the CCO on the written authorization response; and
•    Records of pre-clearance requests and responses will be maintained by the CCO for monitoring purposes and ensuring that the Code of Ethics is followed.
Personal Securities Reporting and Monitoring
Reportable Securities
Reportable Securities include all Securities, whether publicly or privately traded, and any derivative thereof. Listed below are commonly traded securities considered Reportable Securities under the Code.
•    Any ETF(s) for which ROC acts as Advisor or Sub-Advisor
•    Stocks
•    Corporate Bonds
•    Municipal Bonds
•    REITs
•    Private Placements
•    Hedge Funds
•    Closed-end funds
•    UIT ETF Securities

Commodities, futures, and options traded on a commodities exchange, including currency futures are not considered securities. However, any derivative on any Reportable Security shall be considered a Reportable Security.
Exempt Securities
Employees are required to provide initial and periodic reports (See Reporting section below) in any security (i.e., a Reportable Security), except for the following:
•    Open End ETF Securities other than those for which ROC acts as Advisor or Sub-Advisor
•    Shares issued by open-end funds other than mutual funds sub-advised by ROC
•    Direct obligations of the Government of the United States
•    Bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements
•    Shares issued by money market funds
•    Interests in 529 college savings plans
•    Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are ROC Funds
Securities Holding Record
Every access person shall, no later than ten (10) days after the person becomes an access person and annually thereafter, file a Securities Holding Record containing the following information:
•    The title, exchange ticker symbol or CUSIP number (when available), type of security, number of shares and principal amount of each Reportable Security in which the access person has any direct or indirect beneficial ownership when the person becomes an access person;
•    The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and
•    The date that the report was submitted by the access person.
Securities Transaction Record
Every access person shall, no later than thirty (30) days after the end of calendar quarter, file a Securities Transaction Record containing the following information:
•    For each transaction involving a Reportable Security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial interest, the access person must provide the date of the transaction, the name of the security, number of shares and principal amount of each involved in the transaction;
•    The nature of the transaction (e.g., purchase, sale);
•    The price of the security at which the transaction was effected;
•    The name of any broker, dealer or bank with or through the transaction was effected; and
•    The date that the report was submitted by the access person.
Access persons may use duplicate brokerage confirmations and account statements in lieu of submitting quarterly transaction reports, provided that the required information is contained in those confirmations and statements.
Report Confidentiality
Holding and transaction reports will be held strictly confidential, except to the extent necessary to implement and enforce the provisions of the Code of Ethics or to comply with requests for information from regulatory or governmental agencies.
Exceptions to Reporting Requirements
Access persons do not need to submit:

•    Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control;
•    A transaction report with respect to transactions effected pursuant to an automatic investment plan; or
•    A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the firm holds in its records so long as it receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.
Trading and Review of Personal Securities
ROC strictly forbids Employees from Front-Running client accounts, which is a practice generally understood to be Employees personally trading ahead of a pending Client transaction. The CCO will monitor Employees' investment patterns to detect these abuses.
Employee trading activity will be reviewed by the CCO against the firms' trading activity to identify any abuses. In addition, ROC may question, though does not prohibit, trading activity reported by Employees in a security purchased for clients of ROC or held by a ROC Fund.
The reason for the post-transaction review process is to ensure that ROC has developed procedures to supervise the activities of its associated persons and to ensure Employees are not benefiting from their employment at ROC. The comparison of Employee trades to those of Clients will identify potential conflicts of interest or the appearance of a potential conflict. Initially, all Access Persons trades will be reviewed by the CCO to address any actual or perceived conflict of interests.
If it is discovered that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO to review the facts surrounding the transaction(s). If the CCO has concerns regarding an Employee's activity as it pertains to any ROC ETF, they may also notify the Fund's Trust CCO if deemed appropriate.
Employees are strictly prohibited from market timing (short-term trading) in shares of any ETFs, including any ETF for which ROC acts as an Advisor or Sub-Advisor. Any ETF managed by ROC is a Reportable Security and Employees must disclose all transactions of any ETF managed by ROC.
Reporting Violations and Remedial Actions
ROC takes the potential for conflicts of interest caused by personal investing very seriously. As such, all Employees are required to promptly report any violations of the Code of Ethics to the CCO, and to fully cooperate with all investigations. Any reported violations will be treated confidentially and will be free from retaliation.
ROC is aware of the potential matters that may arise as a result of this requirement and shall take action against any employee that seeks retaliation against another for reporting violations of the Code of Ethics.
If any violation of our Personal Trading Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as they deem appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, disgorgement of profits in excess of the execution price received by the client, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/ or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate. The Adviser CCO shall notify the Fund CCO as it relates to any violations, or perceived violations, that have occurred related to Access Persons personal trading accounts in order to address any actual or perceived conflicts of interest.

Small Advisers
If at any time ROC only has one access person, the person will not be required to submit reports but will maintain records of all holdings and transactions. It is assumed that all trades by the sole access person are reviewed as the trades are entered.

Certification of Compliance
Initial Certification
The firm is required to provide supervised persons with a copy of this Code of Ethics. Supervised persons are to certify in writing via an Attestation Statement (see Appendix 1) that they have: (a) received a copy of this Code of Ethics; (b) read and understand all provisions of this Code of Ethics; and (c) agreed to comply with the terms of this Code of Ethics.
Acknowledgement of Amendments
The firm must provide supervised persons with any amendments to this Code of Ethics and supervised persons must submit a written acknowledgement that they have received, read, and understood the amendments to this Code of Ethics.
Annual Certification
Supervised persons must annually certify via an Attestation Statement that they have read, understood, and complied with this Code of Ethics and that the supervised person has made the reports required by this Code of Ethics and has not engaged in any prohibited conduct.
The CCO shall maintain records of these certifications. A template for a ROC supervised person's Attestation Statement is included as Appendix 1.

Reporting Violations and Whistleblower Provisions
Supervised persons must report violations of the firm's Code of Ethics promptly to the CCO. If the CCO is involved in the violation or is unreachable, supervised persons may report directly to the CCO's supervisor or other firm principal. Reports of violations will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Persons may report violations of the Code of Ethics on an anonymous basis. Examples of violations that must be reported include, but are not limited to:
•    Noncompliance with applicable laws, rules, and regulations;
•    Fraud or illegal acts involving any aspect of the firm's business;
•    Material misstatements in regulatory filings, internal books and records, clients' records or reports;
•    Activity that is harmful to clients, including fund shareholders;
•    Deviations from required controls and procedures that safeguard clients and the firm; and
•    Violations of the firm's Code of Ethics.
No retribution will be taken against a supervised person for reporting, in good faith, a violation or suspected violation of this Code of Ethics. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code of Ethics.
Upon receiving a whistleblower report, the CCO is responsible for initiating, monitoring, documenting, investigating and issuing a written summary to the whistleblower, and managing any necessary corrective action. At the CCO's discretion, third-party resources may be used to assist in this process. All documents related to whistleblower reports will be maintained by the CCO.
For the avoidance of doubt, nothing contained in this Manual, whether a process, procedure, policy or requirement, including those related to confidentiality of certain information, shall supersede any rights of communication, incentive or otherwise employees may have under Rule 21F-17(a) of the Securities Exchange Act of 1934, as amended, which provides employees with the ability to file statements with federal, state or local government agencies or commission (each, a “government agency"), to participate in any investigation or proceeding that may be conducted by any government agency, and to provide documents or information (including those containing confidential information), without notice to ROC and without limitations on the right to receive a reward for providing information to government agencies.

Chief Compliance Officer Duties
Training and Education
CCO shall be responsible for training and educating supervised persons regarding this Code of Ethics. Training will occur periodically as needed and supervised persons are required to attend any training sessions or read any applicable materials.
Recordkeeping
CCO shall seek to ensure that ROC maintains the following records in a readily accessible place:
•    A copy of each Code of Ethics that has been in effect at any time during the past five years;
•    A record of any violation of the Code of Ethics and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
•    A record of written acknowledgements and/ or attestation statements of receipt of the Code of Ethics and amendments for each person who is currently, or within the past five years was, a supervised person. These records must be kept for five years after the individual ceases to be a supervised person of the firm;
•    Holdings and transactions reports made pursuant to the code, including any brokerage confirmation and account statements made in lieu of these reports;
•    A list of the names of persons who are currently, or within the past five years were, access and/ or supervised persons;
•    A record of any decision and supporting reasons for approving the acquisition of securities by access or supervised persons in initial public offerings and limited offerings for at least five years after the end of the fiscal year in which approval was granted;
•    A record of any decisions that grant employees or access or supervised persons a waiver from or exception to the Code of Ethics.
Annual Review
CCO shall review at least annually the adequacy of this Code of Ethics and the effectiveness of its implementation and make any changes needed.
Sanctions
Any violations discovered by or reported to the CCO shall be reviewed and investigated promptly, and reported through the CCO to the supervisor or other firm principal. Such report shall include the corrective action taken and any recommendation for disciplinary action deemed appropriate by the CCO. Such recommendation shall be based on, among other things, the severity of the infraction, whether it is a first or repeat offense, and whether it is part of a pattern of disregard for the letter and intent of this Code of Ethics. Upon recommendation of the CCO, the supervisor may impose such sanctions for violation of this Code of Ethics as it deems appropriate, including, but not limited to:
•    Letter of censure;
•    Suspension or termination of employment;
•    Reversal of a securities trade at the violator's expense and risk, including disgorgement of any profit; or
•    In serious cases, referral to law enforcement or regulatory authorities.